UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION

12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

GCT Semiconductor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3302894
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
2121 Ringwood Avenue San Jose, California 95131
(Address of principal registered offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-176845

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share, of GCT Semiconductor, Inc. (the “Registrant”) to be registered hereunder set forth under the heading “Description of Capital Stock” in the prospectus constituting Part I of the Registrant’s Registration Statement on From S-1 (File No. 333-176845) initially filed on September 15, 2011 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), as may be amended from time to time, is incorporated herein by reference in response to this item. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes such descriptions shall be deemed to be incorporated herein by reference in response to this item.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 27, 2012	GCT SEMICONDUCTOR, INC.

	By:	/s/ Gene Kulzer
Name: Gene Kulzer Title: Chief Financial and Administrative Officer